Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of March 16, 2020 among CRACKER BARREL OLD COUNTRY STORE, INC., a Tennessee corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto and BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent.  All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below and amended hereby).

RECITALS

WHEREAS, the Borrower, the Guarantors party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent, have entered into that certain Credit Agreement dated as of September 5, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Amendments.  Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:

(a)        The reference to “MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED” on the cover page of the Credit Agreement is hereby replaced with “BOFA SECURITIES, INC.”.

(b)          Section 1.01 of the Credit Agreement is amended to add the following new defined terms in the appropriate alphabetical order:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“BofA Securities” means BofA Securities, Inc. (as successor to Merrill Lynch, Pierce, Fenner & Smith Incorporated), in its capacity as a joint lead arranger and joint bookrunner.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York for the purpose of recommending a benchmark rate to replace LIBOR in loan agreements similar to this Agreement.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) and, in each case, that has been selected or recommended by the Relevant Governmental Body.

“SOFR-Based Rate” means SOFR or Term SOFR.

“Term SOFR” means the forward-looking term rate for any period that is approximately (as determined by the Administrative Agent) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

(b)         The definition of “Arrangers” in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Arrangers” means BofA Securities, Wells Fargo Securities, LLC, Coöperatieve Rabobank U.A., New York Branch and SunTrust Robinson Humphrey, Inc., in their capacities as joint lead arrangers and joint bookrunners, and in each case, any successors.

(c)         The definition of “Bail-In Action” in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

(d)         The definition of “Bail-In Legislation” in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

(e)          The definition of “Eurodollar Rate” in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Eurodollar Rate” means:

(a)         for any Interest Period with respect to a Eurodollar Rate Advance, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars for a period equal in length to such Interest Period) (“LIBOR”), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “LIBOR Rate”) at or about 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b)          for any interest calculation with respect to a Base Rate Advance on any date, the rate per annum equal to the LIBOR Rate, at or about 11:00 a.m., London time two Business Days prior to such date for Dollar deposits with a term of one month commencing that day;

provided that if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

(f)          The definition of “Federal Funds Rate” in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

(g)        The definition of “LIBOR Successor Rate Conforming Changes” in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement).

(h)         The definition of “Write-Down and Conversion Powers” in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

(i)          Section 2.19 of the Credit Agreement is amended and restated in its entirety to read as follows:

SECTION 2.19    Successor LIBOR.  Notwithstanding anything to the contrary in this Agreement or any other Loan Documents (including Section 9.02 hereof), if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i)          adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)           the administrator of the LIBOR Screen Rate or a Governmental Authority having or purporting to have jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”), or

(iii)           syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing LIBOR in accordance with this Section with (x) one or more SOFR-Based Rates or (y) another alternate benchmark rate, giving due consideration to any evolving or then existing convention for similar Dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar Dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated  (the “Adjustment;” and any such proposed rate, a “LIBOR Successor Rate”), and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders (A) in the case of an amendment to replace LIBOR with a rate described in clause (x), object to the Adjustment; or (B) in the case of an amendment to replace LIBOR with a rate described in clause (y), object to such amendment; provided that for the avoidance of doubt, in the case of clause (A), the Required Lenders shall not be entitled to object to any SOFR-Based Rate contained in any such amendment. Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Advances shall be suspended, (to the extent of the affected Eurodollar Rate Advances or Interest Periods), and (y) the Eurodollar Rate component shall no longer be utilized in determining the Base Rate.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Advances (to the extent of the affected Eurodollar Rate Advances or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing that is a Base Rate Advance (subject to the foregoing clause (y)) in the amount specified therein.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

In connection with the implementation of a LIBOR Successor Rate, the Administrative Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such LIBOR Successor Conforming Changes to the Lenders reasonably promptly after such amendment becomes effective.

(j)          Section 5.02(f)(viii) of the Credit Agreement is amended and restated in its entirety to read as follows:

(viii)       Investments by the Borrower and its Subsidiaries not otherwise permitted under this Section 5.02(f) in an aggregate amount not to exceed $84,000,000; provided that immediately before and immediately after giving effect to any such Investment, no Default shall have occurred and be continuing;

(k)         Section 9.24 of the Credit Agreement is amended and restated in its entirety to read as follows:

SECTION 9.24     Acknowledgement and Consent to Bail-In of Affected Financial Institutions.  Solely to the extent any Lender or Issuing Bank that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or Issuing Bank that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or Issuing Bank that is an Affected Financial Institution; and

(b)          the effects of any Bail-in Action on any such liability, including, if applicable:

(i)             a reduction in full or in part or cancellation of any such liability;

(ii)         a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)           the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

2.            Conditions Precedent.  This Amendment shall be effective upon satisfaction of the following conditions precedent:

(a)       receipt by the Administrative Agent of counterparts of this Amendment duly executed by (i) an authorized officer acceptable to the Administrative Agent of each Loan Party, (ii) the Required Lenders, and (iii) the Administrative Agent; and

(b)        the Borrower shall have paid all reasonable costs and expenses of the Administrative Agent (including reasonable and documented fees and expenses of its legal counsel) in connection with this Amendment to the extent invoiced prior to or on the date hereof (paid directly to such counsel if requested by the Administrative Agent), without prejudice to a final settling of accounts between the Administrative Agent and the Borrower.

3.            Miscellaneous.

(a)         The Credit Agreement (as amended hereby) and the obligations of the Loan Parties thereunder and under the other Loan Documents are hereby ratified and confirmed and shall remain in full force and effect according to their terms.  This Amendment shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of any Loan Document or a waiver by the Administrative Agent or any Lender of any rights and remedies under the Loan Documents, at law or in equity.

(b)        Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Loan Documents, and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the other Loan Documents.

(c)          The Borrower and the Guarantors hereby represent and warrant to the Administrative Agent and the Lenders as follows:

(i)        Each Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Amendment.  This Amendment and the execution and performance hereof by the Loan Parties do not conflict with any Loan Party’s organizational documents or any law, agreement or obligation by which any Loan Party is bound.

(ii)          This Amendment has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity.

(iii)        No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment.

(d)        The Loan Parties represent and warrant to the Administrative Agent and the Lenders that (i) after giving effect to this Amendment, the representations and warranties contained in each Loan Document are true and correct in all material respects (or, in the case of any representation or warranty that is qualified by materiality or Material Adverse Effect, such representation or warranty is true and correct in all respects) on and as of the date hereof as though made on and as of the date hereof, other than any such representations or warranties that, by their express terms, refer to a specific earlier date, in which case as of such specific date, and (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default.

(e)         This Amendment shall constitute a Loan Document for all purposes. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.  This Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

This Amendment will inure to the benefit of and bind the respective successors and permitted assigns of the parties hereto.

(f)          THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  THE TERMS OF SECTIONS 9.05 AND 9.06 OF THE CREDIT AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:	CRACKER BARREL OLD COUNTRY STORE, INC.,
a Tennessee corporation

	By:	/s/ Jill Golder
		Name:	Jill Golder
		Title:	Senior Vice President and Chief Financial Officer

GUARANTORS:	CBOCS SUPPLY, INC.,
a Tennessee corporation

	By	/s/ Richard M. Wolfson
		Name:	Richard M. Wolfson
		Title:	Secretary

CBOCS WEST, INC.,
a Nevada corporation

	By	/s/ Richard M. Wolfson
		Name:	Richard M. Wolfson
		Title:	Secretary

CB MUSIC LLC,
a Tennessee limited liability company

	By	/s/ Richard M. Wolfson
		Name:	Richard M. Wolfson
		Title:	Secretary

CB EATERTAINMENT, INC.,
a Delaware corporation

	By	/s/ Richard M. Wolfson
		Name:	Richard M. Wolfson
		Title:	Vice President, General Counsel and Secretary

[Signature Pages Continue]

CRACKER BARREL OLD COUNTRY STORE, INC.
SECOND AMENDMENT TO CREDIT AGREEMENT

CBOCS PENNSYLVANIA, LLC,
a Pennsylvania limited liability company

By	/s/ Richard M. Wolfson
	Name:	Richard M. Wolfson
	Title:	Secretary

CBOCS DISTRIBUTION, INC.,
a Tennessee corporation

By	/s/ Jeffrey M. Wilson
	Name:	Jeffrey M. Wilson
	Title:	Secretary

ROCKING CHAIR, INC.,
a Nevada corporation

By	/s/ Mindy Walser
	Name:	Mindy Walser
	Title:	President

CBOCS TEXAS, LLC,
a Tennessee limited liability company

By	/s/ Jeffrey M. Wilson
	Name:	Jeffrey M. Wilson
	Title:	Secretary

CBOCS PROPERTIES, INC.,
a Michigan corporation

By	/s/ S. Victoria Harvey
	Name:	S. Victoria Harvey
	Title:	President

CRACKER BARREL OLD COUNTRY STORE, INC.
SECOND AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE AGENT
AND COLLATERAL AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent and Collateral Agent

	By:	/s/ Robert J. Beckley
Name: Robert J. Beckley
Title: Senior Vice President

CRACKER BARREL OLD COUNTRY STORE, INC.
SECOND AMENDMENT TO CREDIT AGREEMENT

LENDERS:	BANK OF AMERICA, N.A.,
as an Issuing Bank, Swing Line Bank and a Lender

	By:	/s/ Robert J. Beckley
Name: Robert J. Beckley
Title: Senior Vice President

CRACKER BARREL OLD COUNTRY STORE, INC.
SECOND AMENDMENT TO CREDIT AGREEMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Issuing Bank and a Lender

By:	/s/ Maureen Malphus
Name: Maureen Malphus
Title: Vice President

CRACKER BARREL OLD COUNTRY STORE, INC.
SECOND AMENDMENT TO CREDIT AGREEMENT

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as a Lender

By:	/s/ Sarah Fleet
	Name:	Sarah Fleet
	Title:	Executive Director

By:	/s/ Jennifer Smith
	Name:	Jennifer Smith
	Title:	Executive Director

REGIONS BANK, as a Lender

By:	/s/ Ryan Fischer
	Name:	Ryan Fischer
	Title:	Managing Director

TRUIST BANK (formerly known as Branch Banking and Trust Company and as successor by merger to SunTrust Bank), as a Lender

By:	/s/ Steven Thompson
	Name:	Steven Thompson
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Sean P. Walters
Name: Sean P. Walters
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Mary Ann Amshoff
Name: Mary Ann Amshoff
Title: Vice President

FIRST HORIZON BANK, as a Lender

By:	/s/ Brian Reeves
Name: Brian Reeves
Title: Senior Vice President

SYNOVUS BANK, as a Lender

By:	/s/ Chandra Cockrell
Name: Chandra Cockrell
Title: Corporate Banker

PINNACLE BANK, as a Lender

By:	/s/ William H. Diehl
Name: William H. Diehl
Title: Senior Vice President